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                                 EXHIBIT 23 (a)

                        CONSENT OF KPMG PEAT MARWICK LLP

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                                                                     Exhibit 23a

                       [KPMG PEAT MARWICK LLP LETTERHEAD]



                       Consent of Independent Accountants



Board of Directors
Emerald Financial Corp.:


We consent to incorporation by reference of our report dated January 29, 1998, relating to the consolidated statement of financial condition of the Emerald Financial Corp. and Subsidiaries as of December 31, 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended, which report appears in the December 31, 1997, Proxy Statement of Emerald Financial Corp. and is incorporated by reference in the Form 10-k of Emerald Financial Corp., in the following registration statements of Emerald Financial Corp. and Subsidiaries: Nos. 333-27373 and 333-27731 on Forms S-8.



                                            /s/ KPMG Peat Marwick LLP


Cleveland, Ohio
March 26, 1998